UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 23, 2017, Intercept Pharmaceuticals, Inc. (the “Company”) announced the results for its fourth quarter and full year ended December 31, 2016, and provided other general business updates. A copy of the Company’s press release (the “Press Release”) containing such announcement is attached hereto as Exhibit 99.1. The information in the press release is incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

Except as shall be expressly set forth by specific reference, the information contained or incorporated by reference in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jerome B. Durso Appointed Intercept's Chief Operating Officer

On February 23, 2017, the Company announced the appointment of Jerome B. Durso as the Company’s chief operating officer. Mr. Durso commenced his employment with us on February 23, 2016.

Mr. Durso, age 49, brings nearly 25 years of experience in building and leading commercial and business operations at life sciences companies both in the United States and abroad.  Mr. Durso has spent the majority of his career at Sanofi, a global pharmaceutical company, where he most recently served as senior vice president, chief commercial officer of the global diabetes division from 2011 through 2015. From 2010 to 2011, Mr. Durso was senior vice president, chief commercial officer of Sanofi’s U.S. pharmaceuticals business. Prior to that, he served in a number of commercial leadership roles of increasing responsibility in business unit and brand management, marketing and sales since he first joined Sanofi in 1993.  Mr. Durso currently serves as an advisory board member of the Robert Wood Johnson University Hospital Somerset in Somerville, New Jersey. Mr. Durso earned his bachelor degree in marketing from the University of Notre Dame.

In connection with his appointment as chief operating officer, Mr. Durso and the Company entered into an employment agreement (the “Employment Agreement”) which sets forth the terms and conditions of Mr. Durso’s employment with the Company. The Employment Agreement, which has an initial one-year term with automatic renewal each year thereafter unless terminated as set forth below, provides that Mr. Durso shall (i) receive a base salary of $520,000 (“Base Salary”); (ii) be eligible for an annual cash bonus of up to 50% of his Base Salary; (iii) be granted on the Commencement Date an option to purchase 20,000 shares of the Company's common stock under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), at a per share exercise price equal to the closing price of the common stock on the date of grant; and (iv) be granted a restricted stock award for 15,000 shares of the Company’s common stock under the 2012 Plan.

In the event that the Company does not renew Mr. Durso’s employment at the end of his employment term, Mr. Durso is terminated by the Company without cause, as defined in the Employment Agreement, or he resigns with good reason, as defined in the Employment Agreement, Mr. Durso will be entitled to receive (i) 12 months of his base salary (paid in accordance with the Company’s payroll) and (ii) continued participation in the Company’s group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for him and his dependents covered under the Company’s group health and/or dental plan prior to termination. In the event that Mr. Durso does not renew his employment at the end of the employment term, is terminated for cause, is terminated due to death or disability, or terminates his employment without good reason, Mr. Durso will not be entitled to severance payments unless mutually agreed upon in writing.

If the Company does not renew the employment of Mr. Durso at the end of his respective employment term, Mr. Durso is terminated by the Company without cause or he resigns with good reason, all of Mr. Durso’s equity awards and stock options that would have vested within one year of the termination date will vest upon effectiveness of a release of claims in the Company’s favor and all vested stock options will be exercisable for up to one year from the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event that Mr. Durso is terminated by the Company for cause, by Mr. Durso by reason of non-renewal of the Employment Agreement, or by Mr. Durso without good reason, all unvested equity awards and stock options granted will immediately be forfeited and all vested options will be exercisable for up to 90 days following termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event of the termination of Mr. Durso’s employment, in anticipation of, and/or within 12 months following, a change in control (i) by the Company by reason of non-renewal of the Employment Agreement, (ii) by Mr. Durso for good reason or (iii) by the Company without cause, Mr. Durso will be entitled to receive (a) an amount equal to 12 months of his then-current monthly base salary payable as a single lump sum and (b) continuation of participation in the Company’s group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for Mr. Durso, his spouse and any dependents covered under our group health and/or dental plan prior to termination. In such instances of termination all of Mr. Durso’s unvested equity awards and stock options will, upon effectiveness of a release of claims in the Company’s favor, become fully vested and all of his vested stock options will be exercisable for a period of one year following the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

Receipt of the severance benefits described above is conditioned upon Mr. Durso, as the case may be, entering into a release of claims with the Company and the release becoming effective and irrevocable within 60 days after termination. Mr. Durso has acknowledged and agreed that the timing of payments may be modified by the Company to comply with Section 409A of the Internal Revenue Code of 1986.

Item 7.01. Regulation FD Disclosure.

On February 23, 2017, the Company announced the appointment of Mr. Durso as the Company’s chief operating officer as part of the Press Release. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Except as shall be expressly set forth by specific reference, the information contained or incorporated by reference in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 99.1	Press Release of Intercept Pharmaceuticals, Inc. dated February 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Dated: February 23, 2017	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer